EXHIBIT 32.

CERTIFICATION

In connection with the accompanying Quarterly Report on Form 10-QSB of Oxford Media, Inc. for the quarter ended March 31, 2006, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Quarterly Report on Form 10-QSB of Oxford Media, Inc. for the quarter ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006, fairly presents in all material respects, the financial condition and results of operations of Oxford Media, Inc..

Date:	May 12, 2006

/s/ Lewis Jaffe
By:	Lewis Jaffe
Title:	Chief Executive Officer

Date:	May 12, 2006

/s/ David Noyes
By:	David Noyes
Title:	Chief Financial Officer